Exhibit 99.2

Santa Lucia Bancorp
Announces
Cash Dividend

The Board of Directors of Santa Lucia Bancorp are pleased to announce a 20-cent per share cash dividend to shareholders of record as of March 31, 2007 to be paid on or about April 20, 2007.

This is the second cash dividend paid by Santa Lucia Bancorp, continuing the tradition of Santa Lucia Bank, a wholly owned subsidiary, that has paid cash dividends for the past 18 consecutive years.

The last cash dividend was paid to shareholders of record as of September 30, 2006.

7480 El Camino Real Atascadero 466-7087